Independent Auditors' Report

The Board of Directors and Shareholders of
Area Bancshares Corporation

      We have audited the accompanying supplemental consolidated balance sheets of Area Bancshares Corporation and subsidiaries as of December 31, 1996 and 1995, and the related supplemental consolidated statements of income, shareholders' equity, and cash flows for each of the years in
the three-year  period  ended December  31, 1996.   These supplemental
consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental consolidated financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements
are   free   of   material misstatement.   An  audit includes examining, on
a  test basis, evidence  supporting the amounts and disclosures in the
financial statements.   An  audit  also includes assessing  the  accounting
principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      The supplemental consolidated financial statements give retroactive effect to the merger of Area Bancshares Corporation and Cardinal Bancshares, Inc. on September 30, 1997, which has been accounted for as a pooling-of-
interests  as  described  in notes   1  and  2  to  the supplemental
consolidated financial statements. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling-of-interests method in financial statements that do not
include  the  date  of  consummation.   These financial statements  do  not
extend through the date of consummation; however, they will become the historical consolidated financial statements of Area Bancshares
Corporation and subsidiaries after financial statements covering the date of consummation of the business combination are issued.

      In   our   opinion,   the  supplemental  consolidated financial
statements referred  to above present fairly,  in  all material respects, the financial position of Area Bancshares Corporation and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended
December  31,1996,  in conformity with   generally  accepted   accounting
principles applicable  after financial statements are issued  for  a period
which   includes  the  date  of  consummation  of the   business combination.



                                        KPMG Peat Marwick LLP

Louisville, Kentucky
October 10, 1997


                  Supplemental Consolidated Balance Sheets
                          December 31, 1996 and 1995
                      (In thousands, except share data)


                                                1996           1995

ASSETS
Cash and due from banks (notes 13 and 17)     $76,923        $74,910
Interest bearing deposits with banks            5,884          8,263
Federal funds sold                             13,647         10,175
Trading account securities                     43,877         50,403
Securities (notes 3, 11, and 13):
 Available for sale (amortized cost $319,478
 in 1996 and $349,031 in 1995)                324,943        355,217
 Held to maturity (fair value $101,122 in
 1996 and $98,319 in 1995)                     97,120         94,015
                                             --------        -------
    Total securities                          422,063        449,232
                                             --------        -------

Mortgage loans held for sale                   21,212         24,430

Loans, net of unearned discount
 (notes 4 and 24)                           1,147,060      1,091,867
 Less allowance for loan losses (note 5)       18,663         17,814
                                            ---------      ---------

    Net loans                               1,128,397      1,074,053
                                            ---------      ---------

Premises and equipment (note 6)                29,428         30,863
Other assets (note 7)                          54,859         56,230
                                            ---------      ---------

    Total assets                           $1,796,290     $1,778,559
                                            ---------      ---------

LIABILTIES
Deposits:
 Non-interest bearing demand                 $196,565       $185,031
 Interest bearing demand                      331,807        334,052
 Savings                                      158,555        135,540
 Certificates of deposit of $100,000 or
   more (notes 9 and 10)                      132,457        119,299
 Other time (note 10)                         575,015        604,934
                                            ---------      ---------
     Total deposits                         1,394,399      1,378,856
                                            ---------      ---------

Federal funds purchased                        49,486         30,175
Securities sold under agreements to
 repurchase (note 11)                          99,910        127,895
Notes payable to the U.S. Treasury              8,883          4,601
Advances from the Federal Home Loan
 Bank (note 12)                                49,313         30,619
Other borrowings (note 13)                      6,324         39,466
Other liabilities (note 14)                    18,592         17,223
                                            ---------      ---------
     Total liabilities                      1,626,907      1,628,835
                                            ---------      ---------

SHAREHOLDERS' EQUITY (notes 15 and 17)
Preferred stock, no par value, authorized
  500,000 shares; none issued                       -              -
Common stock, no par value; authorized
  shares:  1996, 16,000,000; 1995,
  16,000,000:  issued and outstanding
  shares: 1996 15,514,222; 1995, 10,314,140    24,197         24,130
Paid-in capital                                35,142         32,611
Retained earnings                             107,581         90,292
Deferred compensation on restricted stock        (469)          (509)
ESOP and MRP loan obligations (note 13)          (628)          (843)
Net unrealized gains on securities available for
sale, net of tax (note 3)                       3,560          4,043
                                              -------        -------
    Total shareholders' equity                169,383        149,724
                                              -------        -------

Commitments and contingent liabilities
  (notes 18 and 21)                           -------        -------

Total liabilities and shareholders'
  equity                                   $1,796,290     $1,778,559
                                            =========      =========


See accompanying notes to supplemental consolidated financial statements.


              Supplemental Consolidated Statements of Income
                                Years Ended
                   December 31, 1996, 1995, and 1994
                (In thousands, except per share data)


                                      1996           1995            1994

Interest income:
 Loans, including fees             $106,491       $100,692         $78,025
 Interest bearing deposits
  with banks                            369            412             252
 Federal funds sold                   1,435          1,220             876
 U.S. Treasury securities, Federal
  agencies securities and other
  taxable securities                 22,710         23,803          17,775
 Obligations of states and
  political subdivisions              5,830          5,961           6,047
                                    -------        -------         -------
  Total interest income             136,835        132,088         102,975
                                    -------        -------         -------

Interest expense:
 Deposits (note 9)                   54,453         51,409          34,338
 Borrowings                           9,957         12,921           8,114
                                    -------        -------         -------
    Total interest expense           64,410         64,330          42,452
                                    -------        -------         -------

    Net interest income              72,425         67,758          60,523

Provision for loan losses (note 5)    4,849          4,824           4,976
                                    -------        -------         -------

    Net interest income after
     provision for loan losses       67,576         62,934          55,547
                                    -------        -------         -------
Non-interest income:
Commissions and fees on
 fiduciary activities                 3,634          2,879           2,403
 Service charges on deposit
  accounts                            6,400          5,770           5,235
 Other service charges,
  commissions and fees                4,751          5,610           5,215
 Securities gains (losses),
  net (note 3)                        3,265          1,139          (1,519)
 Gains on sales of loans, net         8,912            970             554
 Gains on sales of other real
  estate owned, net                      68            196             905
 Other income                         1,208          1,849           1,011
                                    -------        -------          ------
    Total non-interest income        28,238         18,413          13,804
                                    -------        -------          ------

Non-interest expenses:
Salaries and employee
 benefits (note 18)                  31,907         30,603          25,815
 Net occupancy expense                4,139          4,006           3,524
 Furniture and equipment expense      4,438          4,081           3,085
 Other (notes 16 and 19)             25,428         25,724          28,675
                                   --------        -------          ------
    Total non-interest expenses      65,912         64,414          61,099
                                   --------        -------          ------

Income before income taxes           29,902         16,933           8,252

Income tax expense (note 14)         10,016          4,487           1,278
                                   --------        -------          ------
    Net income                      $19,886        $12,446          $6,974
                                   ========        =======          ======
    Net income per common share       $1.25           $.79            $.45



   See accompanying notes to supplemental consolidated financial statements.




     Supplemental Consolidated Statements of Shareholders' Equity
             Years Ended December 31, 1996, 1995 and 1994
           (In thousands, except share and per share data)


                                          Deferred    ESOP   Net Unrealized
                                        Compensation  and   Gains (Losses)
                                             on       MRP    on Securities
            Common Stock Paid-in  Retained  Restricted   Loan     Available
           Shares Amount Capital  Earnings   Stock   Obligations    For
                                                                   Sale  Total


Balance,
December
31, 1993,
as
previously
reported 5,091,645 $17,909 $10,000 $62,458   $(157)     $-         $-  $90,210

Adjustments for
acquisition
accounted for
using the pooling
of interests
method
(note 2) 1,722,854   6,047  21,595  12,832      -     (1,273)       -   39,201
         ---------   -----  ------  ------   ------   -------     ----  ------

Balance,
December
31, 1993
as
restated 6,814,499 $23,956 $31,595 $75,290   $(157)   $(1,273)     -  $129,411

Impact of change
in accounting for
securities at
January 1, 1994,
net of tax                                                        958      958

Net income                           6,974                               6,974

Cash dividends
declared
($.12 per share)                    (2,025)                            (2,025)

3-for-2 stock
split (note 1) 3,389,870

Repurchase of
common stock    (93,297) (411) (1,026) (787)                           (2,224)

Stock options
Exercised        46,230   233     342                                     575

Purchase of 4,500
shares for restricted
stock (note 15)                                  (318)                  (318)

Repayment of ESOP
and MRP loan
obligations (note 13)
                                                          215            215
Change in unrealized
losses on securities
available for sale,
net of taxes (note 3)
                                                              (5,193) (5,193)
                ---------  ------  ------  ----  -----  ----  ------  -------

Balance,
December
31, 1994    10,157,302  23,778  30,911 79,452   (475) (1,058) (4,235) 128,373

Net income                             12,446                          12,446

Cash dividends
declared
($.135per share)                       (2,166)                        (2,166)

Repurchase of
common stock  (12,385)   (51)           (168)                           (219)

Stock options
exercised
(note 15)    163,936      388   1,700                                   2,088

Income tax benefit
related to
exercise of
stock options
(note 14)                                684                             684

Restricted stock
issued        2,000       7              44      (51)                      -

Issuance of common
Stock         3,287       8                                                8

Amortization of
deferred
compensation on
restricted stock
(note 15)                                         17                      17

Repayment of ESOP
and MRP loan
obligations
(note 13)                                               215              215

Net unrealized gain
on securities transferred
from held-to-maturity
to available for sale
(note 3)                                                          723   723

Change in unrealized
gains on securities
available for sale,
net of tax
(note 3)                                                        7,555  7,555
            ---------  ------  ------  -----   ----   -----    ------  -----
Balance,
December
31, 1995   10,314,140  24,130  32,611 90,292  (509)  (843)     4,043 149,724

Net income                            19,886                          19,886

Cash dividends
declared
(note $.107)                          (2,461)                        (2,461)

Repurchase of
common stock (190,906)  (445) (2,804) (1,066)                        (4,315)

Stock options
exercised
(note 15)      64,211    148    703      17                             868

Income tax benefit
related to exercise
options (note 14)                       275                             275

3-for-2 stock
split
(note 1)    5,170,671                                                    -

Spin-off of
subsidiary (note 2)                     638                            638

Issuance of
common stock  156,106   364    4,632                                 4,996

Amortization of
deferred
compensation
on restricted
stock (note 15)                                 40                      40

Repayment of
ESOP and MRP
loan obligations
(note 13)                                              215             215

Change in unrealized
gains on securities
available for sale,
net of tax (note 3)                                             (483) (483)
               ---------  ----  -----  -----  -----   -----     ----  -----

Balance,
December
31, 1996     15,514,222 $24,197 $35,142 107,581 $(469) $(628) $3,560 $169,383
             ========== ======= ======  ======= ====== ====== ====== ========


  See accompanying notes to supplemental consolidated financial statements.


       Supplemental Consolidated Statements of Cash Flows
           Years ended December 31, 1996, 1995, 1994
                         (In thousands)



                                             1996         1995         1994

Cash flows from operating activities:
Net income                                 $19,886      $12,446       $6,974
Adjustments to reconcile net
income to net cash provided by
operating activities:
 Provision for loan losses                   4,849        4,824        4,976
 Deprecation, amortization and
  accretion, net                             6,458        4,431        4,679
 (Gain) loss on sales of securities,
   net                                      (3,265)      (1,139)       1,519
 Gains on sales of loans, net               (8,912)        (970)        (554)
 Gains on sales of other real estate owned     (68)        (196)        (905)
 (Gain) loss on disposal of equipment          (19)         152          (15)
 Deferred income taxes                        (339)         939         (968)
 Proceeds from sales of trading account
  securities                                85,954      178,112      120,105
   Proceeds from maturities of trading
     accounting securities                  98,000       12,000       36,911
   Purchases of trading accounting
     securities                           (177,367)    (198,997)    (149,785)
 Purchase and origination of mortgage
   loans held for sale                    (128,817)    (119,452)    (130,848)
 Proceeds from sales of mortgage loans
   held for sale                           132,447      117,991      159,687
 Other, net                                  4,099       (3,809)        (278)
                                         ---------     ---------    ---------
     Net cash provided by operating
       activities                           32,906        6,332       51,498
                                         ---------     ---------    ---------

Cash flows form investing activities:
 Purchase of Citizens Deposit Bancshares,
   net of cash and due from banks (note 2)       -       (3,423)           -
 Decrease in interest bearing deposits
   with banks                                2,944            -        3,456
 Increase in interest bearing deposits with
   banks                                    (4,222)      (4,429)           -
 Proceeds from sales of securities available
   for sale                                 75,726       85,202       81,333
 Proceeds from maturities and calls of
   securities available for sale           109,079      118,214      121,458
 Proceeds from maturities and call of
   securities held to maturity               4,882       14,794       18,450
 Purchases of securities available for
   sale                                   (165,930)    (198,398)    (242,408)
 Purchases of securities held to maturity  (10,885)     (13,129)     (10,664)
 Decrease (increase) in federal funds sold  (3,472)       4,204        9,363
 Loans originated, net of principal
   collected on loans                     (107,571)    (102,023)    (169,511)
 Purchases of premises and equipment        (7,770)      (7,570)      (6,553)
 Proceeds from sales of other real
   estate owned                                376        1,967        2,922
 Proceeds from sales of premises and
   equipment                                   149          347          126
 Proceeds from sales of loans               33,551            -            -
 Acquisition of intangible assets                -            -       (1,500)
 Spin-off of subsidiary (note 2)             (764)            -            -
                                          --------     ---------    ---------
        Net cash used in investing
            activities                    (73,907)     (104,244)    (193,528)
                                          --------     ---------    ---------

Cash flows from financing activities:
 Increase in deposits                     $58,208      $125,889      $48,183
 Increase (decrease) in Federal Funds
   purchased                               19,311        (9,575)      33,800
 Increase (decrease) in securities sold
   under agreements to repurchase         (27,985)        3,155       35,208
 Increase (decrease) in notes payable
   to the U.S. Treasury                     4,282        (4,529)     (20,487)
 Increase (decrease) in advances from
   the Federal Home Loan Bank              19,924       (30,220)      48,856
 Increase (decrease) in other
   borrowings                             (32,927)       15,201       20,706
 Proceeds from stock options exercised
   and issuance of common stock             5,863         2,090          575
 Repurchase of common stock                (1,176)         (212)      (2,225)
 Cash dividends paid                       (2,486)       (2,148)      (2,032)
 Purchase of shares for restricted stock        -             -         (318)
                                        ---------      ---------    ---------
     Net cash provided by financing
        activities                         43,014        99,651      162,266
                                        ---------      ---------    ---------

Increase in cash and due from banks         2,013         1,739       20,236
Cash and due from banks, beginning of
  year                                     74,910        73,171       52,935
                                        ---------       -------     --------
Cash and due from banks, end of year      $76,923       $74,910      $73,171
                                        ---------       -------     --------

Cash flow information:
 Income tax payments                       $8,183        $3,345       $5,205
 Interest payments                        $64,079       $62,632      $41,521

Non-cash transactions:
    Loans transferred to other assets      $1,038        $1,178       $1,547
 Securities held to maturity
 transferred to available for sale              -       $29,166            -



See accompanying notes to supplemental consolidated financial statements.

     Notes to Supplemental Consolidated Financial Statements


     1.   Summary of Significant Accounting Policies

          Basis of Presentation

          The  supplemental consolidated financial  statements
          have been prepared to give retroactive effect to the acquisition of Cardinal Bancshares, Inc. as described in
          Note 2. Generally accepted accounting principles proscribe giving retroactive effect to a consummated business combination accounted for by the pooling-of interests method in financial statements that do not include the date of consummation. These financial statements reflect the consolidated financial position of Area Bancshares Corporation (the "Corporation") and its wholly owned subsidiaries prior to the date of consummation and will become the historical consolidated financial statements of the Corporation after financial statements covering the date of consummation of the business combination are issued.

          The consolidated financial statements include the accounts of the Corporation and its wholly owned bank subsidiaries, The Owensboro National Bank and subsidiary, First City Bank and Trust Company and its subsidiary, ABC Credit Corporation, Southern Deposit Bank, Commonwealth Bancorp of Glasgow and subsidiaries, a wholly owned bank holding company which includes Bowling Green Bank and Trust Company, N.A., The New Farmers National Bank of Glasgow, Citizens Deposit Bancshares and subsidiary, a wholly owned bank holding company which includes Citizens Deposit Bank (collectively, the "Banks") and Area Services, Inc., a wholly owned non-bank subsidiary. Also included is Cardinal Bancshares, Inc., a bank and thrift holding company whose subsidiaries include: The Vine Street Trust Company (Vine Street) and its principal subsidiary, VST Financial Services; HNB Bank, N.A. (HNB), Alliance Bank, FSB (formerly Mutual Federal Savings Bank) (Alliance), First & Peoples Bank (First and Peoples), The Jefferson Banking Company (Jefferson) (collectively with the Area subsidiaries the "Banks") and Cardinal Data Services Corporation (Cardinal Data). The Corporation and its subsidiaries are primarily engaged in commercial and personal banking services and the consumer finance business throughout the Commonwealth of Kentucky. All significant intercompany accounts and transactions have been eliminated in consolidation.

          The consolidated financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated balance sheet and revenues and expenses for the period. Actual results could differ from those estimates. Generally accepted accounting principles also require disclosure of contingent assets and liabilities at the date of the financial statements. Material estimates that are particularly susceptible to significant change in the near-term are related to the determination of the allowance for loan losses.

          Securities

          Effective January 1, 1994, the Corporation adopted Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities." SFAS No. 115 requires investments in equity securities that have a readily determinable fair value and investments in debt securities to be classified into three categories, as follows: held to maturity securities, trading securities, and securities available for sale.

          Under   SFAS  No.  115,  classification   of   debt
          securities as held to maturity is based on the Corporation's positive intent and ability to hold such securities to maturity. Securities held to maturity are stated at amortized cost.

          Amortization of premiums and discounts are recorded by a method which approximates a level yield, unless there is a decline in value which is considered to be other than temporary, in which case the cost basis of such security is written down to fair value and the amount of the write-down is included in earnings.

          Securities that are bought and held principally  for
          the purpose of selling them in the near term are classified as trading account securities, and valued at fair value with unrealized gains and losses included in earnings.

         Notes to Supplemental Consolidated Financial Statements

          Securities  classified as available for sale,  which
          are reported at fair value with unrealized gains and losses excluded from earnings and reported, net of tax, as a separate component of shareholders' equity, include all securities not classified as trading account securities or securities held to maturity. These include securities used as part of the Corporation's asset/liability strategy which may be sold in response to changes in interest rates, repayment risk, the need or desire to increase capital and other similar factors. Gains or losses on sales of securities available for sale are recognized at the time of sale, based upon the specific identification of the security sold, and are included in non-interest income in the consolidated statements of income.

          Mortgage Loans Held for Sale

          Mortgage loans held for sale are stated at the lower of aggregate cost or market value.

          Loans

          Loans are stated at unpaid principal, reduced by unearned discount. Interest income on discount-basis loans is recognized using a method which approximates the interest method. Interest on loans is recognized using the interest method on principal amounts outstanding during the period. The recognition of interest income on loans is discontinued at the earlier of 90 days or when in the opinion of management the collection of principal
          or  interest  is  doubtful.   Interest  received  on  non
          accrual loans is either applied to principal or recorded as interest income according to management's judgement as to collectibility of principal. A non-accrual loan may be restored to an accruing status when principal and interest are no longer past due and unpaid and future collection of principal and interest on a timely basis is not in doubt. Loan fees are not significant.

          As  of January 1, 1995, the Corporation adopted SFAS
          Nos. 114 and 118, "Accounting by Creditors for Impairment of a Loan" and "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures," respectively. These statements require that impaired loans be measured based on the present value of future cash flows discounted at the loans' observable market price or fair value of the collateral if the loan is collateral dependent. The Corporation does not apply SFAS No. 114 to loans which are part of a large group of smaller balance homogeneous loans, such as residential mortgage and consumer loans. Such loans are collectively evaluated for impairment. The implementation of these accounting standards has not had a significant impact on the Corporation's financial position or results of operations.

          Allowance for Loan Losses

          The  allowance  for loan losses is maintained  at  a
          level considered by management to be adequate to provide for loan losses inherent in the loan portfolio. Management determines the adequacy of the allowance based upon reviews of individual credits, recent loss experience, current economic conditions and such other factors, which in management's judgement deserve current recognition in estimating loan losses. The allowance is increased by the provision for loan losses and reduced by net charge-offs.

          Premises and Equipment

          Premises and equipment are stated at cost less accumulated depreciation and amortization, which is computed on either the straight-line or declining-balance methods over the estimated useful lives of the assets. Gains or losses on disposition are reflected in current earnings. Maintenance and repairs are charged to expense as incurred.

           Notes to Supplemental Consolidated Financial Statements

          Other Assets

          Included in other assets is real estate acquired in settlement of loans, which is carried at the lower of cost or fair value, net of selling costs. Fair value is the amount that the Corporation could reasonably expect to receive for these assets in a sale between a willing buyer and a willing seller. Any write-downs to fair value at the date of acquisition are charged to the allowance for loan losses. Costs relating to holding real estate acquired in settlement of loans are charged against income as incurred. Included in other assets is goodwill of approximately $12,015,000 and $13,569,000, net of amortization, for December 31, 1996 and 1995, respectively, which is being amortized by the straight line method over various periods ranging from 10-20 years. The Corporation assesses impairment of excess cost over fair value of net assets acquired by comparing the carrying amount with the projected undiscounted future net cash flows. Based on this calculation, the Corporation determined that there was no impairment of intangible assets at December 31, 1996. Also included in other assets is the value of core deposits purchased of approximately $4,294,000 and $5,299,000, net of amortization, for December 31, 1996 and 1995, respectively, which is being amortized by an accelerated method over ten years and a purchased bank charter of $1,163,000 and $1,313,000 as of December 31, 1996 and
          1995, respectively, that is being amortized over ten years on a straight-line method.

          Mortgage Servicing Rights

          As  of January 1, 1996, the Corporation adopted SFAS
          No. 122, "Accounting for Mortgage Servicing Rights." SFAS No. 122 requires capitalization of mortgage servicing rights, regardless of whether they were acquired through purchase or origination activities. Prior to issuance of SFAS No. 122, only purchased mortgage servicing rights were capitalized. The new standard effectively eliminated the accounting distinction between originated and purchased mortgage servicing rights. The implementation of this accounting standard has not had a significant impact on the Corporation's financial position or results of operations.

          Net Income Per Common Share and Shareholders' Equity Changes On April 18, 1994, the Corporation's shareholders
          increased   the  authorized  shares  from  10,000,000   to
          16,000,000.    On   March  21,  1994,  the   Corporation's
          shareholders declared a 3-for-2 stock split effected in the form of a dividend to shareholders of record on April
          1,  1994, payable April 20, 1994.   On November 18,  1996,
          the Board of Directors declared a 3-for-2 stock split effected in the form of a dividend to shareholders of record on December 4, 1996, payable December 16, 1996. All per share information in these consolidated financial statements has been restated to give effect to the stock splits.

          The  weighted average number of shares  outstanding,
          after giving effect to the stock splits, was 15,872,000 in 1996, 15,666,000 in 1995 and 15,552,000 in 1994.

          Statements of Cash Flows

          For  purposes of the consolidated statements of cash
          flows,  the  Corporation  considers  all  cash  and   non
          interest   bearing  deposits  with  banks   to   be   cash
          equivalents.

     2.   Business Combinations and Asset Dispositions

          On November 16, 1995, the Corporation acquired Citizens Deposit Bancshares, ("Citizens Bancshares") for cash and notes payable of approximately $7,560,000. The acquisition was accounted for under the purchase method of accounting and, accordingly, the results of operations of Citizens Bancshares have been included in the consolidated financial statements since the date of acquisition.

           Notes to Supplemental Consolidated Financial Statements


          The  aggregate fair value of net assets acquired  in
          the   Citizens   Bancshares   acquisition   included   the
          following:


           In thousands
           Cash and cash equivalents          $     723
           Federal funds sold                     2,000
           Investment securities                  5,316
           Loans, net                            25,181
           Premises and equipment                    89
           Other assets                             843
           Deposits                             (29,411)
           Other liabilities                       (595)
                                              ----------

               Net assets acquired             $  4,146
                                              ==========


          Total   revenue  and  net  income   from   Citizens
          Bancshares for the one-and-one half months beginning November 16, 1995, of approximately $375,000 and $51,600, respectively, is included in the Corporation's 1995 consolidated statement of income.

          The   spin-off  of  Security  First  Network   Bank
          ("Security First") from the Corporation was effected pursuant to the Amended and Restated Plan of
          Distribution. Under the Plan of Distribution, following a payment of a $3.0 million cash dividend from Security First, the Corporation effected the distribution by delivering pro rata to each of its stockholders of record on the record date for the distribution all of the outstanding shares of Security First's common stock (2,398,908 shares). As a result of the distribution, the Corporation no longer owns any interest in Security First.


          Summary financial data related to Security First as of May 23, 1996, the date of the spin-off, follows:


          In thousands

          Cash and due from banks                    $      764
          Interest bearing deposits in banks              3,657
          Securities available for sale                  14,216
          Loans, net                                     20,637
          Premises and equipment                          3,959
          Other assets                                      870
          Deposits                                       42,644
          Advances from FHLB                              1,230
          Other liabilities                                 867
          Stockholders' equity                             (638)


          During  the period from January 1, 1996 to May  23,  1996, and  for  the  years  ended December 31,  1995  and  1994,
          Security First's net income (loss) before income taxes was ($1,482,000), ($1,983,000) and $459,000, respectively.

          On May 14, 1996, the Corporation completed the sale of substantially all of the assets of Cardinal Credit Corporation ("Cardinal Credit") to Norwest Financial Kentucky, Inc. The Corporation recorded a gain of approximately $8.2 million in connection with such sale. As part of the agreement with Norwest, the Corporation agreed that for three years it would not engage, within the market area of Cardinal Credit, in the consumer finance business in the same or substantially similar manner in which Cardinal Credit engaged in that business. Such agreement does not, however, preclude any subsidiary from engaging in its banking business, including the origination of consumer loans, as currently conducted.

           Notes to Supplemental Consolidated Financial Statements

   2.     Business   Combinations  and   Asset   Dispositions (continued)

          On September 30, 1997 Area consummated a merger with Cardinal Bancshares, Inc. (Lexington, Kentucky). Area exchanged 2.7391 shares of its stock for each share of Cardinal for a total of 4,200,519 shares issued. This transaction was accounted for as a pooling-of-interests.


          The following table presents a restatement of net interest income, net income, and earnings per common share to reflect this pooling-of-interests transaction.


         (In thousands, except per share data)

                                      Area
                                    Bancshares    Cardinal
                                   Corporation   Bancshares, Inc.   Combined

         Year Ended December 31, 1996
         Net  interest  income        $44,201       $28,224          $72,425
         Net  income                   15,555         4,331           19,886
         Earnings per common stock       1.37                           1.25

         Year Ended December 31, 1995
         Net  interest  income        $39,977       $27,781          $67,758
         Net  income                   11,582           864           12,446
         Earnings per common share       1.01                            .79

         Year Ended December 31, 1994
         Net  interest  income        $37,430       $23,093          $60.523
         Net  income                    7,512          (538)           6,974
         Earnings per common share        .66                            .45


    3.   Securities

         Trading Account Securities

         Gross realized losses on the sales of trading account securities were approximately $24,000, $21,000, and $11,000 in 1996, 1995, and 1994, respectively. There were no realized gains on the sales of trading account securities in 1996, 1995 or 1994.

         Securities Available for Sale


         The  amortized cost, gross unrealized  gains,  gross
         unrealized   losses,  and  approximate   fair   value   of
         securities  available for sale at December  31,  1996  and
         1995, are as follows:


         In thousands

         December 31, 1996       Amortized   Unrealized    Unrealized    Fair
                                   Cost        Gains         Losses     Value


         U.S.  Treasury  and
          Federal  agencies      $235,523      $1,601        $619     $236,505
         Mortgage-backed
          securities               60,959         732         355       61,336
         Obligations of states
          and political
          subdivisions              3,898          51           5        3,944
         Equity  and  other
          securities               19,098       4,233         173       23,158

            Totals               $319,478      $6,617      $1,152     $324,943

         December 31, 1995

         U.S.  Treasury  and
          Federal agencies       $254,044      $3,263        $846     $256,461
         Mortgage-backed
          securities               83,493       3,210         538       86,165
         Obligations of states
          and political
          subdivisions              2,868          89           -        2,957
         Equity   and   other
          securities                8,626       1,008           -        9,634

         Totals                  $349,031      $7,570      $1,384     $355,217


         Gross gains of approximately $3,395,000, $1,378,000 and $116,000 and gross losses of approximately $106,000, $218,000, and $1,624,000 were realized on these sales in 1996, 1995, and 1994, respectively.

         Effective December 1, 1995, a one-time reassessment of the Corporation's securities held to maturity was undertaken, as permitted by the Financial Accounting Standards Board's special report related to the implementation of FASB Statement No. 115. In connection with that reassessment, the Corporation transferred securities held to maturity with an amortized cost of $29,166,000 to securities available for sale in order to permit more responsiveness to changes in interest rates and other balance sheet management factors.

         Securities Held to Maturity


         The  amortized  cost,  gross  unrealized  gains,  gross
         unrealized   losses,  and  approximate   fair   value   of
         securities held to maturity at December 31, 1996 and  1995 are as follows:



         December 31, 1996         Amortized  Unrealized   Unrealized    Fair
                                      Cost      Gains        Losses      Value

         Obligations of states
          and political
          subdivisions             $97,120      $4,669        $667    $101,122

         December 31, 1995

         Obligations of states
          and political
          subdivisions             $94,015      $4,407        $103     $98,319



        Contractual Maturities

        The amortized cost and approximate fair value of investment securities at December 31, 1996, by contractual maturity, are shown below. Actual maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

           Notes to Supplemental Consolidated Financial Statements

  3.   Securities (continued)

                                Securities                   Securities
                           Available for  Sale             Held to Maturity
                         Amortized          Fair       Amortized         Fair
       In  thousands        Cost           Value          Cost           Value


       Due  on  one
        year or less      $104,771        $105,087       $4,123         $4,170
       Due after one
        year through
        five  years        134,713         135,212       14,564         15,328
       Due after five
        years through
        ten  years             960             966       31,283         32,931
        Due after ten years  2,217           2,254       47,150         48,693
        Equity securities   15,858          20,088            -              -

                           258,519         263,607       97,120        101,122
       Mortgage-backed
        securities          60,959          61,336            -              -

           Totals         $319,478        $324,943      $97,120       $101,122



       Securities   with   a  par  value   of   approximately
       $238,196,000  and $281,355,000 at December  31,  1996  and
       1995, respectively, were pledged to secure public and trust deposits, securities sold under agreements to repurchase and Federal Home Loan Bank advances.

   4.  Loans


       Loans are summarized as follows:

                                                  December 31
       In thousands                         1996             1995

       Commercial                        $313,104         $311,309
       Real estate-construction            39,484           20,467
       Real estate-mortgage               577,266          503,168
       Installment  and other, net
        of unearned discount              217,206          256,923

           Totals                      $1,147,060       $1,091,867


       The maturity dates of loans are as follows:

       In thousands
                                            Due after one
       December 31, 1996    Due in one      year through   Due after
                           year or loss      five years    five years   Total

       Commercial           $253,839         $40,423        $18,842   $313,104
       Real  estate-
        construction          37,836           1,454            194     39,484
       All other loans       453,762         247,521         93,189    794,472

                            $745,437        $289,398       $112,225 $1,147,060

                  Notes to Supplemental Consolidated Financial Statements


       In thousands

                                         Due after one
       December 31, 1995   Due in one     year through     Due after
                          year or loss     five years     five  years  Total

       Commercial           $269,899         $32,024         $9,386  $311,309
       Real estate-
        construction          18,645           1,822              -    20,467
       All other loans       446,288         236,197         77,606   760,091

                            $734,832        $270,043        $86,992 $1,091,867


       The  principal amount of loans serviced for the benefit
       of   others   at  December  31,  1996  and  1995   totaled
       approximately      $123,112,000     and      $110,778,000,
       respectively.

       The principal amount of nonaccrual loans at December 31, 1996 and 1995 totaled approximately $2,727,000 and $3,559,000, respectively. Interest that would have been recorded if all such loans were on a current status in accordance with original terms was approximately $342,000 and $344,000 in 1996 and 1995, respectively. The amount of interest income that was recorded for such loans was approximately $118,000 and $72,000 in 1996 and 1995, respectively.


       Information regarding impaired loans at December 31, 1996 and 1995:


                                              1996                  1995

       Recorded investment                $6,398,000            $9,086,000
       Impaired  loans  with
        SFAS No. 114 valuation  allowance  3,549,000             5,976,000
       Amount  of  SFAS  No. 114
        valuation allowance                  903,000             1,652,000
       Amount of impaired loans without
        SFAS No. 114 valuation allowance   2,849,000             3,110,000
       Average recorded investment         7,635,000             9,243,000
       Interest recognized during
         impairment                          459,000             1,698,000

       The Corporation recognized interest income on impaired loans using two methods of accounting. Interest received on non-accrual loans is either applied to principal or recorded as interest income according to management's judgement as to collectibility of principal while all other impaired loans use the accrual basis method. Under the cash basis method, cash interest payments are recorded as income, limited to that amount that would have been recognized on the recorded investment at the contractual interest rate.

          Notes to Supplemental Consolidated Financial Statements

  5.   Allowance for Loan Losses


       An analysis of changes in the allowance for loan losses follows:


                                              December 31
       In thousands                 1996          1995        1994

       Balance at beginning of
        year                     $17,814        $16,370      $13,770
       Effect of business
        combinations and asset
        dispositions              (1,334)           554            -
       Provision for loan losses   4,849          4,824        4,976
       Loans charged off          (4,611)        (5,396)      (3,203)
       Recoveries of loans
        previously charged off     1,945          1,462          827
          Balance at end of year $18,663        $17,814      $16,370

   6.  Premises and Equipment


       A summary of premises and equipment follows:

                                                 December 31
       In thousands                         1996           1995

       Bank premises                      $30,436        $28,647
       Furniture and equipment             22,387         24,903
       Leasehold improvements               3,463            985
                                           56,286         54,535
       Less accumulated depreciation
        and amortization                   26,858         23,672
            Totals                        $29,428        $30,863

  7.   Other Real Estate Owned

       Other real estate owned (OREO) includes properties that the Corporation's subsidiaries have taken title in full or partial satisfaction of repayment obligations. At December 31, 1996 and 1995, OREO aggregated approximately $1,171,000 and $1,185,000, respectively.

  8.   Capitalized Servicing Rights


       An analysis of capitalized servicing rights for the year ended December 31, 1996 as follows:


       In thousands                Purchased        Originated         Total

       Balance, December 31, 1995          -                -             -
       Amounts capitalized              $313              $88          $401
       Sales                            (114)               -          (114)
       Amortization                       (3)              (6)           (9)
       Balance, December 31, 1996       $196              $82          $278

       Capitalized servicing rights are stated at cost less amortization over the estimated useful lives of the assets. The Corporation values the carrying value and related amortization of the assets on a quarterly basis by considering prices for similar assets and the results of valuation techniques to the extent available in the circumstances. Impairment and subsequent adjustments in each stratum, if any, is recognized by a valuation allowance and a charge against servicing income. The estimated fair value of capitalized servicing rights as of December 31, 1996 was approximately $350,000.

          Notes to Supplemental Consolidated Financial Statements


   9.  Interest  on  Certificates of Deposits  of  $100,000  or more

       Interest  on  certificates of deposits of  $100,000  or
       more   was   approximately  $3,540,000,   $2,676,000   and
       $2,244,000 for 1996, 1995 and 1994, respectively.

 10.   Brokered Deposits

       At  December 31, 1996, the Corporation had no  brokered
       deposits.   At  December 31, 1995 a  bank  subsidiary  had
       brokered deposits totaling $5,000,000.

 11.   Securities Sold Under Agreements to Repurchase


       The carrying value and fair value of securities sold and the related repurchase liability at December 31, 1996 are as follows:


       U.S. Treasury Obligations
                                      Carrying Value  Fair Value    Weighted
                          Repurchase  of Securities of Securities   Average
       In thousands         Amount        Sold          Sold     Interest Rate

       Overnight            $46,476       $51,826      $51,826         4.80%
       1-29 Days             11,439        11,664       11,664         5.53%
       30-90 Days               764           779          779         5.74%
       Over 90 Days          15,640        17,257       17,257         6.12%
         Totals             $74,319       $81,526      $81,526         5.20%

       U.S. Government Agency Obligations

                                      Carrying Value   Fair Value   Weighted
                            Repurchase of Securities  of Securities  Average
       In thousands           Amount       Sold           Sold   Interest Rate

       Overnight              $25,299      $25,608       $25,608       3.98%
       1-29 Days                    -            -             -          -
       30-90 Days                 292          302           302       5.25%
       Over 90 Days                 -            -             -          -
         Totals               $25,591      $25,910       $25,910       4.00%


       Information  pertaining  to  securities   sold   under
       agreements to repurchase follow:

       December 31                           1996                  1995


       Amount outstanding at December 31   $99,910              $127,895
       Average amount outstanding
        during the year                     90,050               119,762
       Maximum amount outstanding at any
        month-end                          115,814               131,939
       Weighted average interest rate:
         As of year-end                       4.54%                 5.16%
         Paid during year                     4.95%                 5.50%

       The  Corporation  has repurchase agreements  where  the
       collateral   remains  under  its  control   as   well   as
       agreements where the counterparty maintains control of the collateral.

             Notes to Supplemental Consolidated Financial Statements


  12.  Advances from the Federal Home Loan Bank

       The Banks are members of the Federal Home Loan Bank of Cincinnati ("FHLB") and, accordingly, are eligible to borrow from the FHLB. The Banks pledge FHLB stock and certain first mortgage loans as collateral for these advances. The aggregate balance of these mortgages must equal 150% of the outstanding advances. At December 31, 1996 and 1995, the outstanding advances from the FHLB were $49,313,000 and $30,619,000, respectively. Certain information with respect to the outstanding advances from the FHLB is summarized below:

       In thousands            December 31, 1996         December 31, 1995
                                            Weighted                 Weighted
                                             Average                  Average
                                             Interest                 Interest
       Year of Maturity       Amount          Rate       Amount         Rate

       1996                   $  -              -        $1,000         5.75%
       1997                   14,641         5.50%        4,582         5.70%
       1998                    2,369         5.51%          398         5.47%
       1999                    4,423         6.14%          509         6.20%
       2000                      220         7.22%          228         6.08%
       2001-2005              12,900         6.35%       10,490         6.19%
       2006-2010              12,346         7.43%       11,646         7.56%
       2001 and thereafter     2,414         6.94%        1,766         6.94%
           Totals            $49,313         6.32%      $30,619         6.60%

       Scheduled principal repayments on advances from the FHLB at December 31, 1996, are approximately $15,867,000, $3,062,000, $4,961,000, $902,000 and $3,925,000 for 1997
       through 2001, respectively, and $21,321,000 thereafter.

 13.   Other Borrowings


       In thousands                                   1996              1995

       Revolving credit $20,000,000 promissory
       note dated April  1, 1993 at a varying
       rate of interest  equal  to the
       lesser of prime or the adjusted LIBOR
       rate plus 1.15% with  a  final maturity
       of June 30, 1998.  The interest rate
       at December 31, 1996 was 6.81%.  A non-use
       fee of one-eighth of one percent of the
       average unused portion of  the  note is
       applied annually.  This  fee  will  be waived
       by maintaining $150,000 average compensating
       balance. No  non-use  fee was paid in 1996
       or  1995.                                      $375             $2,200

       Promissory  note, dated March 27, 1991,
       at  a  varying rate of interest equal to
       The Owensboro National Bank's one year
       certificate  of deposit rate  adjusted  annually,
       payable in  twelve annual installments of
       $10,269 plus interest with a  final maturity
       of April 1, 2003.  The interest  rate at
       December 31, 1996 was 4.62%                      71                 82

       Promissory note, dated November 16, 1995
       at an interest rate of 6.00% and a maturity
       date of January 10, 1996.                         -              7,541

              Notes to Supplemental Consolidated Financial Statements


   13. Other Borrowings (continued)


       In thousands                                     1996             1995

       Promissory note, dated August 24, 1995, due
       August 27, 1997 to the Student Loan Marketing
       Association, at a varying rate of interest
       equal to the thirteen (13) week U.S. Treasury
       bill coupon issue yield plus .67%.  The
       interest rate at December 31, 1996 was 5.89%.
       The loan is secured by $4,595,000  in  obligations
       of  states  and  political subdivisions.
       Additionally, during the term of this loan a
       subsidiary has agreed to originate approximately
       $1,322,000 in Qualified Education Credit loans.  4,000           4,000

       Line of credit payable to a bank, due June 30,
       1997. Interest is payable quarterly at the prime
       rate minus .5% as of December 31, 1996.          1,250          10,000

       Cardinal Bancshares, Inc. Affiliates Employee
       Stock Ownership Plan (ESOP) note payable to a
       bank in annual principal installments of $26,015
       through December 1999.  Interest is payable
       quarterly at the prime rate.                        78             104

       Cardinal Bancshares, Inc. Affiliates Employee
       Stock Ownership Plan (ESOP) note payable to a
       bank in annual principal installments $94,875
       through December 2000. Interest is payable
       quarterly at the prime rate.                       380             474

       First Federal Management Retention Plan (MRP)
       note payable to a bank in annual principal
       installments of $18,211 through December 1997.
       Interest is payable quarterly at the prime rate.    18              37

       Mutual Federal Management Retention Plan (MRP)
       note payable  to  bank in annual principal
       installments  of $75,900 through  December 1998.
       Interest is payable  quarterly at
       the prime rate.                                    152             228

       Revolving line of credit payable to banks,
       due May  31, 1996. Interest  is  payable  monthly
       at  the  prime   rate.                               -          14,800
           Totals                                      $6,324         $39,466

       Scheduled  principal repayments on other borrowings  at
       December   31,   1996,   are   approximately   $5,475,000,
       $582,000,  $131,000,  $105,000,  and  $10,000   for   1997
       through 2001, respectively, and $21,000 thereafter.

          Notes to Supplemental Consolidated Financial Statements


  14.  Income Taxes

       The components of income tax expense (benefit) are as follows:


       In thousands                                1996      1995      1994

       Income taxes applicable to operations:
       Current                                   $10,355    $3,548    $2,246
       Deferred                                     (339)      939      (968)

         Total  applicable  to operations         10,016     4,487     1,278

       Charged (credited) to components of
         shareholders' equity:

       Net  unrealized  securities gains  (losses)   856     4,406    (2,264)
       Income tax benefit of stock options and
         grants                                     (275)     (719)       (7)

         Total  income  taxes                    $10,597    $8,174     $(993)


       The following table presents a reconciliation of the provision for income taxes as shown in the consolidated statements of income with that which would be computed by applying the statutory federal income tax rate of 35% to income taxes.



       In thousands                        1996          1995           1994

       Tax expense at statutory rates    $10,381       $5,909          $2,896
       Increase (decrease) in taxes
        resulting from:
        Tax-exempt interest and dividends
         (net of non-deductible interest) (1,938)      (2,003)         (2,108)
       Amortization of intangibles           587          505             466
       Dividend in excess of tax basis
         of Security First                   789            -               -
       Other, net                            197           76              24

         Totals                          $10,016       $4,487          $1,278



       Deferred  taxes  aggregate  to  a  net  liability   of
       $1,440,000 and $2,440,000 at December 31, 1996  and  1995,
       respectively, and are included in other assets  and  other
       liabilities in the consolidated balance sheets.   The  tax
       effects  of  temporary differences that give rise  to  the significant  portions of deferred tax assets and  deferred tax  liabilities  at December 31, 1996  and  December  31,
       1995, are as follows:


       In thousands                             1996                   1995

        Deferred tax assets
         Allowance for loan losses             $5,894                 $4,804
         Deferred compensation                  1,058                    575
         Other                                    145                    812
          Total  gross  deferred tax  assets    7,097                  6,191

               Notes to Supplemental Consolidated Financial Statements


  14.  Income Taxes (continued)


       In thousands                              1996                   1995

       Deferred tax liabilities
         Purchase accounting adjustments         3,073                  3,701
         Unrealized  gain  on securities
          available  for  sale                   2,069                  2,142
         Pension income                            682                    709
         Depreciation                              463                    558
         Accounting  differences  on  securities   499                    319
         Leasing operations                        697                    299
         FHLB stock dividends                      737                    474
         Other                                     317                    429
            Total  gross  deferred tax
              liabilities                        8,537                  8,631
            Net  deferred  tax  liability      $(1,440)               $(2,440)


  15.   Stock Option and Restricted Stock Plans

        The Corporation has various stock option and restricted stock plans for key employees. As of December 31, 1996, the Corporation had 138,536 shares available for issuance under these plans.

        Stock options granted under the option program are at the market price on the date of grant except for certain limited stock options. Each option is for one share of common stock. All options become exercisable over a period of time and expire within a ten-year period from the date of grant.

        During 1994 through 1996 the Corporation issued 16,500 shares of restricted common stock to certain key employees. The vesting periods range from 1995 to 2003. The amount recorded for the restricted stock issue is based on the market value of the Corporation's common stock on the award dates and the unearned portion is shown as deferred compensation in the consolidated balance sheets in shareholders' equity.

        The Corporation applies APB Opinion No. 25 and related interpretations in accounting for its plans. Accordingly, except for certain limited stock options, no compensation cost has been recognized. Compensation cost related to limited stock options was $1,969,000, $250,000 and $250,000 during 1996, 1995 and 1994. Compensation cost related to the restricted stock plan was $40,000, $17,500, and $0 during 1996, 1995, and 1994, respectively.

        Incentive Stock Option Plan

        Under the incentive stock option plan, the Corporation may grant options to selected executive officers, other highly compensated employees, and directors of the Corporation. Under the plan the exercise price of each option equals the market price of the Corporation's stock on the date of grant except that to any owner of 10% or more of the total combined voting power of the Corporation the option price is 110% of the market price on the date of grant. The maximum term of an option is ten years. Options are granted at the discretion of the Board of Directors and vest evenly over the option period.

           Notes to Supplemental Consolidated Financial Statements



        A  summary of the status of the Corporation's incentive
        stock option plan as of December 31, 1996, 1995, 1994  and
        changes   during  the  years  ended  on  those  dates   is
        presented below:


                                  1996             1995               1994
                                    Weighted        Weighted         Weighted
                                     Average         Average          Average
                                    Exercise        Exercise         Exercise
                           Shares     Price  Shares   Price   Shares   Price


       Outstanding at
        beginning
        of year          557,138     $5.92   667,406  $6.19   572,984  $4.57
       Granted            98,197     14.53    94,279  11.94   154,915  11.59
       Exercised         (57,585)     8.13   (91,841)  7.27   (43,935)  4.15
       Forfeited         (33,197)    11.21  (112,706) 11.34   (16,558)  7.03
       Outstanding at
        end of year      564,553     $6.88   557,138 $5.926    67,406  $6.19

       Options exercisable
        at year-end       45,197     $8.29    24,254  $7.99    84,901  $6.99

       Weighted-average
        fair value of
        options granted
        during the year              $7.79            $7.51                -


       Had compensation cost for the Corporation's stock option plan been determined consistent with the fair value method described in SFAS No. 123, the Corporation's net income and earnings per share would have been reduced to the proforma amounts indicated below:

                                     1996          1995             1994

       Net income:
       As reported             $19,886,000    $12,446,000       $6,974,000
       Proforma                $19,718,000    $12,368,000       $6,970,000

       Net income per common
        share:
       As reported                   $1.25           $.79             $.45
       Proforma                      $1.22           $.77             $.45

       The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1996, 1995, and 1994, respectively: dividend yield of .75% for all years; expected volatility of 20% for all years; risk-free interest rates of 5.43% - 6.42% for 1995 and 5.38% - 7.32% for 1994. No options were granted in 1996.

         Notes to Supplemental Consolidated Financial Statements



       The   following  table  summarizes  information  about
       incentive stock options outstanding at December 31, 1996:



        Options  Outstanding                            Options Exercisable
           Number  Weighted Average                   Number   Weighted Average
Range of Outstanding   Remaining    Weighted Average Exercisable  Exercise
Exercise
Prices  at 12-31-96 Contractual Life Exercise Price   12-31-96      Price

$1.83-
$9.13      364,105        5.8  yrs         $3.43        41,686      $7.56

$10.08-
$11.59      81,390        7.6  yrs         10.88           756      10.77

$14.48-
$16.00     119,058        8.6  yrs         14.70         2,755      15.82


      Restricted Stock Award Plan

      The Corporation has a restricted stock ward plan. Under the plan, the Corporation may grant restricted stock to selected executive officers, other highly-compensated employees, and directors of the Corporation. Under the plan the shares generally vest evenly over a five-year period commencing approximately two to five years after the award is granted.

      During the restriction period, the shares covered by the award that are not vested are not transferable by the award recipient. Moreover, if the award recipient terminates employment with the Corporation for any reason during the restriction period, the restricted stock award, to the extent not already vested, is forfeited as of the date of the termination. Awards are granted at the discretion of the Board of Directors.


      A  summary  of the status of the Corporation's  restricted stock  award plan as of December 31, 1996, 1995, and  1994 and  changes  during the years ended  on  those  dates  is presented below:


                                        1996           1995         1994
                                       Shares         Shares       Shares

      Outstanding at beginning
       of   year                       39,000         38,250      33,000
      Granted                               -          9,750       6,750
      Exercised                         4,400          2,250       1,500
      Forfeited                             -          6,750           -
      Outstanding  at  end  of
       year                            34,600         39,000      38,250


  16. Loss on Trust Investments

      In 1994, a bank subsidiary's trust department made certain investments in government securities that were of good credit quality, however, they had a high interest rate sensitivity. It was determined that these investments were inappropriate for the purpose acquired, resulting in a loss of approximately $4,920,000.

  17. Regulatory Matters

      The   Corporation's  principal  source  of  funds   is
      dividends received form the Banks. Payments of dividends by the Banks are restricted by national and state banking laws and regulations. At January 1, 1997, there were approximately $14,551,000 of these retained earnings available for the payment of dividends without prior approval by regulatory authorities.

          Notes to Supplemental Consolidated Financial Statements

      The Corporation and the Banks are required to maintain minimum ratios of capital to risk-weighted assets and a minimum leverage ratio, as defined by banking regulators. At December 31, 1996, the Corporation's Tier 1 and total risk-based capital ratios were 12.93% and 14.19%, respectively. The leverage ratio was 8.86% at December 31, 1996. At December 31, 1996, the Corporation and the Banks exceeded the minimum regulatory capital requirements.

      As of December 31, 1997 and 1996, the most recent notification from the Federal Reserve bank categorized the Corporation as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Corporation must maintain minimum leverage, Tier 1 risk-based capital, and total risk-based capital ratios as set forth in the table below. There are no conditions or events since that notification that management believes have changed the Corporation's category.


      The Corporation and its significant subsidiaries' actual capital amounts and ratios are presented in the following table:

                                  December 31, 1996
                                                        To Be Well Capitalized
                                        For Capital    Under Prompt Corrective
                      Actual         Adequacy Purposes     Action Provisions
                 Amount    Ratio     Amount     Ratio     Amount       Ratio

In thousands,
except percentages

Leverage Ratio:
(Tier 1 Capital to
 Average Assets)
 Consolidated  $151,463    8.86%    $68,382     4.00%    $85,472       5.00%
The Owensboro
 National  Bank  32,317    7.75%     16,682     4.00%     20,852       5.00%
First City Bank
 and Company     18,326   11.41%     10,425     4.00%     13,031       5.00%
Bowling Green
 Bank and Trust
 Company,  N.A.  13,414    8.71%      6,160     4.00%      7,700       5.00%
Vine Street Trust
 Company         13,230    7.98%      6,630     4.00%      8,290       5.00%

Tier 1 Risk-Based
Capital Ratio:
(Tier 1 Capital to
 Risk Weighted
 Assets)
Consolidated   $151,463   12.93%    $46,853     4.00%    $70,284       6.00%
The Owensboro
 National  Bank  32,317   11.12%     11,628     4.00%     17,442       6.00%
First City Bank
 and Trust
 Company         18,326   11.79%      6,218     4.00%      9,327       6.00%
Bowling Green
 Bank and Trust
 Company,  N.A.  13,414   12.65%      4,241     4.00%      6,362       6.00%
Vine Street Trust
 Company         13,230   10.11%      5,230     4.00%      7,850       6.00%

                                     December 31, 1996
                                                       To Be Well Capitalized
                                        For Capital   Under Prompt Corrective
                       Actual       Adequacy Puposes    Action Provisions
                 Amount    Ratio    Amount     Ratio     Amount       Ratio

Total Risk-Based
Capital Ratio:
(Risk Based Capital
 to Risk Weighted
 Assets)
Consolidated   $166,154   14.19%    $93,705     8.00%   $117,136      10.00%
The Owensboro
 National  Bank  35,959   12.37%     23,256     8.00%     29,071      10.00%
First City Bank and
 Trust  Company  20,276   13.04%     12,436     8.00%     15,545      10.00%
Bowling Green
 Bank and Trust
 Company,  N.A.  14,751   13.91%      8,482     8.00%     10,603      10.00%
Vine Street Trust
 Company         14,820   11.32%     10,470     8.00%     13,090      10.00%

                                 December 31, 1995
                                                       To Be Well Capitalized
                                     For Capital      Under Prompt Corrective
                    Actual         Adequacy Purposes      Action Provisions
                Amount    Ratio     Amount      Ratio    Amount        Ratio

Leverage Ratio:
(Tier 1 Capital to
 Average Assets)
Consolidated   $125,841    7.27%    $69,232     4.00%    $86,534       5.00%
The Owensboro
 National  Bank  30,995    7.29%     17,005     4.00%     21,257       5.00%
First City Bank
 and Trust
 Company         17,639    7.76%      9,091     4.00%     11,363       5.00%
Bowling Green
 Bank and Trust
 Company,  N.A.  11,989    7.83%      6,129     4.00%      7,661       5.00%
Vine Street Trust
 Company          8,440    5.54%      6,100     4.00%      7,620       5.00%

                                        December 31, 1995
                                                       To Be Well Capitalized
                                       For Capital    Under Prompt Corrective
                      Actual         Adequacy Purposes     Action Provisions
                  Amount    Ratio    Amount     Ratio     Amount       Ratio

Tier 1 Risk-Based
Capital Ratio:
(Tier 1 Capital to
 Risk Weighted Assets)
Consolidated    $125,841   11.35%   $44,329     4.00%     $66,504      6.00%
The Owensboro
 National  Bank   30,995   11.22%    11,051     4.00%      16,576      6.00%
First City Bank and
 Trust  Company   17,639   13.04%     5,411     4.00%       8,116      6.00%
Bowling Green
 Bank and Trust
 Company,  N.A.   11,989   12.86%     3,730     4.00%       5,595      6.00%
Vine Street Trust
 Company           8,440    6.36%     5,310     4.00%       7,960      6.00%


                                  December 31, 1995
                                                       To Be Well Capitalized
                                     For Capital       Under Prompt Corrective
                     Actual       Adequacy Purposes       Action Provisions
                 Amount   Ratio    Amount     Ratio     Amount        Ratio
In thousands,
except percentages

Total Risk-Based
Capital Ratio:
(Risk Based Capital to
 Risk Weighted Assets)
Consolidated   $139,750   12.61%  $88,668     8.00%    $110,833      10.00%
The Owensboro
 National  Bank  33,605   12.16%   22,101     8.00%      27,626      10.00%
First City Bank
 and Trust
 Company         17,597   13.01%   10,822     8.00%      13,527      10.00%
Bowling Green
 Bank and Trust
 Company,  N.A.  13,161   14.11%    7,460     8.00%       9,325      10.00%
Vine Street Trust
 Company         10,100    7.61%   10,610     8.00%      13,270      10.00%

             Notes to Supplemental Consolidated Financial Statements

  18.    Retirement Plans

         The Corporation maintains a noncontributory defined benefit pension plan covering substantially all employees who satisfy certain age and service requirements The benefits are generally based on years of service and average compensation, which compensation is generally computed using the five consecutive years prior to retirement that yield the highest average. The Corporation's funding policy is to contribute annually at least the minimum amount required by the Employee Retirement Income Security Act of 1974, but no more than is tax deductible.


         The following table sets for the aforementioned plans' funded status and the components of net pension cost
        (income):


        In thousands                         1996        1995         1994

        Actuarial present value of benefit
          obligations at December 31:
          Vested  benefit  obligations      $7,116      $6,905      $5,200
          Accumulated  benefit  obligation  $7,283      $7,025      $5,361
          Projected  benefit  obligations   $9,822      $9,444      $7,055
          Plan  assets  at fair value       11,718      11,036       8,720
        Plan assets in excess of projected
         benefit  obligations                1,896       1,592       1,665
        Unrecognized net loss                  841       1,175       1,021
        Unrecognized  prior service  cost      554         729         794
        Unamortized portion of net asset at
         January 1, 1987 and 1989 being
         amortized  over approximately
         17  years                            (909)     (1,035)     (1,161)
        Prepaid pension cost (included in
         other  assets)                     $2,382      $2,461      $2,319

        Net pension cost includes the
         following (income) expense
         components:
         Service cost-benefits earned
          during the year                     $700        $459        $445
         Interest cost on projected benefit
          obligation                           675         564         522
         Actual return on assets            (1,527)     (2,246)         69
         Net  amortization  and deferral       572       1,479        (850)
               Net  pension  cost             $420        $256        $186

       The discount rate used in determining the actual present value of the projected benefit obligation at December 31, 1996, 1995 and 1994 were 7.50%, 7.25% and
       8.00%, respectively. The rate of increase in future compensation levels used in determing the actuarial present value of the projected benefit obligation December 31, 1996, 1995 and 1994 was 4.50% - 5.00%. The
       expected long term rate of return on plan assets utilized for the three years was 8.00% - 8.50%.

       Assets in the plan consist primarily of common stocks, mutual funds, U.S. Government obligations and municipal bonds.

       The Corporation sponsors a savings plan under Section 401(k) of the Internal Revenue Code, covering substantially all salaried employees. For 1996, 1995 and 1994 the Corporation's expense totaled approximately $427,000, $563,000 and $341,000.

         Notes to Supplemental Consolidated Financial Statements

  19.  Other Operating Expenses


       Other operating expenses consist of the following:


                                         1996         1995          1994

       Data Processing Expenses         $3,193       $2,749        $2,909
       FDIC Insurance                    1,264        1,681         2,693
       Loss on Trust Investments
        (note16)                             -            -         4,920
       Advertising  and  Business
        Development                      2,789        2,731         2,290
       Bank Share Tax                    1,743        1,594         1,274
       Professional Fees                 2,320        3,110         2,390
       Other                            14,119       13,859        12,199

                                       $25,428      $25,724       $28,675

  20.  Concentrations of Credit Risk

       The Banks actively engage in lending, primarily in home counties and adjacent areas, except for mortgage loans held for sale which are widely dispersed across the United States. The credit exposure is diversified with secured and unsecured loans to consumers, small businesses, farmers and corporations. Collateral is received to support these loans when collateral is deemed necessary. The most significant categories of collateral include cash on deposit with the Banks, marketable securities, income producing property, home mortgages, and consumer durables. Although the Banks have diversified loan portfolios, a customer's ability to honor loan contracts is reliant upon the economic stability of the geographic region and/or industry in which they do business. No single industry exceeds 10% of loans.

  21.  Off-Balance Sheet financial Instruments

       The Banks are party to financial instruments with off balance sheet risk in the normal course of business to meet the financing needs of their customers and to reduce their exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and standby letters of credit. These financial instruments involve to varying degrees elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets.

       The Banks' exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contract amount of these instruments. The Banks use the same credit policies in making commitments and conditional obligations as they do for on-balance sheet financial instruments.

       Commitments to extend credit are agreements to lend  to
       a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require the payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements. Total commitments to extend credit, excluding irrevocable letters of credit, at December 31, 1996 and 1995, were approximately $254,968,000 and $255,782,000, respectively. The creditworthiness of the Banks' customers is evaluated on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Banks upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies, but may include accounts receivable, marketable securities, inventory, property, plant and equipment, residential real estate and income-producing commercial properties.

          Notes to Supplemental Consolidated Financial Statements

       Standby letters of credit are conditional commitments issued by the Banks to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that related to extending credit to customers. The Banks had approximately $20,824,000 and $15,872,000 in irrevocable letters of credit outstanding at December 31, 1996 and 1995, respectively.

       Interest rate swap contracts are entered into as an asset/liability management strategy to reduce interest rate risk. Interest rate swap contracts are exchanges of interest payments, such as fixed-rate payments for floating-rate payments, based on a notional principal amount, which is an agreed-upon amount upon which calculations of interest payments to be exchanged are based, and is significantly greater than the amount at risk. The primary risk associated with swaps is the exposure to movements in interest rates and the abilities of the counterparties to meet the terms of the contract.

       One of the Banks has entered into a fixed amortizing interest rate swap contract with an original notional amount of $1,000,000, which matures in September 2003. The notional amount outstanding was $752,000 and $835,000 at December 31, 1996 and 1995, respectively. The Bank is a fixed-rate payer at a rate of 7.45% over the term of the contract, and receives interest at the prime rate. The net receipts or payments under the agreements are recorded as adjustments to interest income on the accrual basis. The contract was entered into convert a specific loan from a fixed to a variable interest rate. Certain mortgages are designated as colateral for the swap agreement.

       As of December 31, 1996, there were various pending legal actions and proceedings in which claims for damages are asserted. Management, after discussion with legal counsel, believes the ultimate result of these legal actions and proceedings will not have a material adverse effect upon the consolidated financial statement of the Corporation.

  22.  Disclosures About Fair Value of Financial Instruments


       The estimated fair value of the Corporation's financial instruments are as follows:


       In thousands                      1996                   1995
                                 Carrying      Fair      Carrying     Fair
                                  Amount      Value       Amount      Value

       Financial Asset:
       Cash  and  short-term
        investments              $96,454     $96,454      $93,348    $93,348
       Trading  account
        securities                43,877      43,877       50,403     50,403
       Securities  available
        for sale                 324,943     324,943      355,217    355,217
       Securities  held  to
        maturity                  97,120     101,122       94,015     98,319
       Mortgage  loans  held
        for sale                  21,212      21,212       24,430     24,430
       Loans, net              1,128,397   1,133,821    1,074,053  1,082,288

       Financial Liabilities:
       Deposits                1,394,399   1,397,995    1,378,856  1,385,681
       Federal funds purchased
        and securities sold
        under agreement to
        repurchase               149,396     149,450      158,070    158,066
       Notes payable  to the
        U.S. Treasury              8,883       8,883        4,601      4,601
       Advances from the Federal
        Home Loan Bank            49,313      50,605       30,619     31,168
       Other borrowings            6,324       6,324       39,466     39,466
       Commitments                     -           -            -          -

              Notes to Supplemental Consolidated Financial Statements

       The  following  methods and assumptions  were  used  to
       estimate   fair   value  of  each   class   of   financial
       instruments for which it is practicable to estimate that value:

       Cash and Short-Term Investments

       For these short-term instruments, the carrying amount is a reasonable estimate of fair value.

       Securities

       For securities, fair value equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar investments or dealer quotes.

       Mortgage Loans Held for Sale

       The fair value or mortgage loans held for sale is estimated on an aggregate basis considering market prices and yields sought by the Banks' normal market outlets including the Federal Home Loan Mortgage Corporation and the Federal National Mortgage Association current delivery prices. The Corporation believes the carrying amounts are a reasonable estimate of fair value.

       Loans

       The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

       Deposits

       The fair value of demand deposits, savings accounts and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed maturity certificates of deposits is estimated by discounting the future cash flows using the rates currently offered for deposits of similar remaining maturities.

       Federal  Funds  Purchased  and  Securities  Sold  Under
       Agreements to Repurchase

       The fair value of short-term Federal funds purchased and securities sold under agreements to repurchase is the amount payable on demand at the reporting date. The fair value of fixed maturity Federal funds purchased and securities sold under agreements to repurchase is estimated by discounting the future cash flows using the rates currently offered for instruments of similar remaining maturities.

       Notes Payable to the U.S. Treasury

       The  fair  value  of  the notes  payable  to  the  U.S.
       Treasury is the carrying amount at the reporting date, as due to their short-term nature.

       Advances from the Federal Home Loan Bank

       The  fair  value of the advances from the Federal  Home
       Loan Bank is estimated by discounting the future cash flows using the rates currently offered for instruments of similar remaining maturities.

         Notes to Supplemental Consolidated Financial Statements

        Other Borrowings


        The  fair  value  of other borrowings is  the  carrying
        amount  at  the  reporting date, as  no  significant  fair
        value   differences   exist   due   to   their   repricing
        characteristics.

        Commitments

        The fair value of commitments to extend credit and stand-by letters of credit is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current level of interest rates and the committed rates. The fair value of letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle for obligations with the counterparties. At the reporting date, no significant fair value differences exist on commitments to extend credit and standby letters of credit.

        Limitations

        The  fair value estimates are made at a specific  point
        in time based on relevant market information and information about the financial instruments. Because no market exists for a significant portion of the Corporation's financial instruments, fair value estimates are based on judgements regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgement and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates. The fair value estimates are based on financial instruments without attempting to estimate the value of assets and liabilities that are not financial instruments, such as premises and equipment and other assets and liabilities. Accordingly, the fair value estimates are not intended to represent the Corporation's underlying value in the instruments.

  23.   Parent Company Financial Information


        Condensed  financial information  for  Area  Bancshares
        Corporation (Parent Company) are as follows:


        Condensed Balance Sheets (in thousands)        1996            1995

        ASSETS
        Cash on demand deposit with bank subsidiary    $709            $562
        Securities available for sale                22,237          17,619
        Securities held to maturity                      10              47
        Demand loan to subsidiaries                   1,920           1,095
        Investments in:
          Bank  and  bank  holding company
            subsidiaries                            142,639         139,158
          Nonbank subsidiaries                          494             401
        Other assets                                  5,397           2,680
            Total assets                           $173,406        $161,562

        LIABILITIES AND SHAREHOLDERS' EQUITY
        Other borrowings                           $     -           $9,740
        Other liabilities                             4,023           2,098
        Shareholders' equity                        169,383         149,724
           Total  liabilities  and
             shareholders'  equity                 $173,406        $161,562

               Notes to Supplemental Consolidated Financial Statements

  23.  Parent Company Financial Information (continued)


       Condensed Income Statements (in thousands)     1996     1995     1994

       Income
       Dividends from:
        Bank  and  bank  holding company
          subsidiaries                             $15,910   $10,425  $4,960
       Interest from subsidiaries                       95       207     144
       Securities gains, net                         3,269         -       -
       Other                                         4,609     2,125     857
         Total income                               23,883    12,757   5,961

       Expenses
       Interest on short-term borrowed funds           701       401      39
       Salaries and employee benefits                2,968     1,418     696
       Other                                         2,160     1,253     911
         Total  expenses                             5,829     3,072   1,646

       Income before income taxes and equity in
         undistributed  earnings  of  subsidiaries  18,054     9,685   4,315

       Applicable  income  tax  expense
         (benefit)                                     735      (275)   (183)

       Income before equity in undistributed earnings
         of subsidiaries                            17,319     9,960   4,498

       Equity  in  undistributed earnings of
         subsidiaries                                2,567     2,486   2,476

           Net income                              $19,886   $12,446  $6,974


       Condensed Statements of Cash Flows (in thousands)

       Cash flows from operating activities:
       Net income                                  $19,886   $12,446  $6,974
       Adjustments to reconcile net income
        to net cash provided by operating
        activities:
        Equity  in undistributed earnings of
         subsidiaries                               (2,567)   (2,486) (2,476)
        Loss (gain) on sales of securities, net     (3,269)        -       1
        Other, net                                    (694)      156  (1,131)
        Net cash provided by operating activities   13,356    10,116   3,368

       Cash flows from investing activities:
        Purchases of securities                    (15,120)   (7,356) (18,907)
        Sales  and  maturities  of  securities      15,591        30   16,377
        Net decrease (increase) in demand loans to
         nonbank subsidiaries                         (825)    1,905     (925)
        Investment in subsidiaries                    (750)   (7,560)  (3,000)
        Net  cash  used  in investing activities    (1,104)  (12,981)  (6,455)


               Notes to Supplemental Consolidated Financial Statements

  23.   Parent Company Financial Information (continued)


        Condensed Statements of Cash Flows
          (in  thousands)                          1996      1995      1994

        Cash flows from financing activities:
         Increase  (decrease)  in  other
           borrowings                           $(9,740)    $4,340    $5,400
         Proceeds  from  stock  options
           exercised                                 22          6       171
         Repurchase  of  common  stock,  net     (1,176)      (212)   (1,013)
         Cash dividends paid                     (1,211)    (1,026)     (916)
         Purchase   of   shares   for
           restricted    stock                        -          -      (318)
            Net cash provided by (used in)
              financing activities              (12,105)     3,108     3,324
        Increase in cash                            147        243       237
        Cash at beginning of year                   562        319        82
        Cash at end of year                        $709       $562      $319

  24.     Related Party Transactions

          Loans to officers, directors, and entities of which these individuals are principal owners were approximately $53,031,000 and $42,698,000 at December 31, 1996 and
          1995, respectively. During 1996, $53,489,000 of new loans or advances on existing loans were made to these related parties. Repayments from such persons totaled $42,844,000. These loans were made on substantially the same terms including interest rates and collateral, as those prevailing at the time for other customers and do not in the opinion of management involve more than normal credit risk.